EMPLOYMENT AGREEMENT


                  EMPLOYMENT AGREEMENT, dated as of July 19, 1999, between Marvel Enterprises, Inc., a Delaware corporation (the "Company") and F. Peter Cuneo (the "Executive").

                  WHEREAS, the Company wishes to employ the Executive, and the Executive wishes to accept such employment, on the terms and conditions set forth in this Agreement.

                  NOW, THEREFORE, in consideration of the mutual promises and covenants made herein and the mutual benefits to be derived herefrom, the parties hereto agree as follows:

           1.     Employment, Duties and Acceptance.

                  1.1 Employment, Duties. The Company hereby employs the Executive for the Term (as defined in Section 2.1), to render exclusive and full-time services to the Company as its President and Chief Executive Officer. The Executive shall report solely to the Board of Directors of the Company, shall be the most senior person performing executive responsibilities and possessing executive authority with respect to the operation and management of the business of the Company and its subsidiaries and shall perform such other duties consistent with such positions as may be assigned to the Executive by the Chairman of the Board or the Board of Directors. All other employees of the Company shall report, directly or indirectly, to the Executive.

                  1.2 Acceptance. The Executive hereby accepts such employment and agrees to render the services described above. During the Term, the Executive agrees to serve the Company faithfully and to the best of the Executive's ability, to devote the Executive's entire business time, energy and skill to such employment (other than outside business activities and service on corporate, civic or charitable boards or committees which do not interfere with the Executive's duties and responsibilities as an employee of the Company in accordance with this Agreement and which, in each instance, are approved by the Board of Directors or the Chairman of the Board) and to use the Executive's professional efforts, skill and ability to promote the Company's interests. The Executive further agrees to accept election, and to serve during all or any part of the Term, as an officer or director of the Company and of any subsidiary or affiliate of the Company, without any compensation therefor other than that specified in this Agreement, if elected to any such position by the shareholders or by the Board of Directors of the Company or of any subsidiary or affiliate, as the case may be.

                  1.3 Board of Directors Election. Subject to the Stockholders' Agreement, dated as of October 1, 1998, by and among Avi Arad, Various Dickstein Entities and Individuals, Isaac Perlmutter, Isaac Perlmutter, T.A., The Laura & Isaac Perlmutter

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Foundation Inc., Object Trading Corp., Zib Inc., Various Secured Lenders and the
Company, as that agreement may be amended from time to time (the "Stockholders' Agreement"), the Company shall nominate the Executive for election or re-election as a director of the Company and shall otherwise use its best efforts to cause the Executive to be elected to the Company's Board of Directors. The Executive acknowledges that the Stockholders' Agreement provides that all of the seats on the Board of Directors are currently to be filled by nominees of the parties to the Stockholders' Agreement, that none of the parties to the Stockholders' Agreement is under any obligation to name the Executive as its nominee to serve on the Board, that the Company does not intend to expand the size of the Board to permit the Executive's election as a director and that the Stockholders' Agreement is likely to preclude the Executive's election to the Board of Directors for the foreseeable future. If the Executive is not a director of the Company at any time during the Term, he shall have the right to attend all meetings of the Board of Directors and to participate in such meetings as though he was a director but shall not have the right to vote at such meetings.

                  1.4 Location. The duties to be performed by the Executive hereunder shall be performed primarily at the principal executive office of the Company in New York City, subject to reasonable and customary travel requirements on behalf of the Company.

           2.     Term of Employment

                  2.1 The Term. The term of the Executive's employment under this Agreement (the "Term") shall commence on July 21, 1999 (the "Effective Date") and shall end on July 21, 2002 (the "Scheduled Expiration Date"). The Term shall end earlier than the Scheduled Expiration Date if sooner terminated pursuant to Section 4 hereof. The Scheduled Expiration Date shall be automatically postponed for one year, and the Term shall be automatically extended by one year, unless either party hereto provides the other party with written notice (a "Notice of Nonrenewal"), not later than sixty days prior to the Scheduled Expiration Date, of its election not to permit the Term to be so extended, and the Scheduled Expiration Date shall thereafter be automatically postponed for one additional year and the Term shall thereafter be automatically extended by one additional year, on each subsequent anniversary of the date of this Agreement, unless either party provides the other party with written notice, not later than sixty days prior to such subsequent anniversary of the date of this Agreement, of its election not to permit the Term to be so extended.

           3.     Compensation; Benefits.

                  3.1 Salary. As compensation for all services to be rendered pursuant to this Agreement, the Company agrees to pay the Executive during the Term a base salary, payable bi-weekly in arrears, at the annual rate of $650,000, less such deductions or amounts to be withheld as required by applicable law and regulations and deductions authorized by the Executive in writing. The Executive's base salary shall be reviewed no less frequently than annually by the Board of Directors and may be increased, but not decreased, by the Board of

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Directors. The Executive's base salary as in effect from time to time is referred to in this Agreement as the "Base Salary".

                  3.2 Bonus. In addition to the amounts to be paid to the Executive pursuant to Section 3.1 hereof, the Executive will receive a sign-on cash bonus of $100,000 (the "Sign-On Bonus") payable in one installment of $50,000 on the Effective Date and a second installment of $50,000 no later than October 15, 1999, and an annual bonus (which shall not be pro rated except as provided in Section 4) of $390,000 in cash in respect of 1999. With respect to each subsequent fiscal year of the Term, the Executive will be eligible to receive a cash bonus based upon the attainment of performance goals set by the Board of Directors (the "Bonus Performance Goals"). The Executive's target annual bonus amount in respect of each such subsequent fiscal year shall be 60% of his base salary for the year. The bonus in respect of 1999 shall be paid to the Executive no later than February 1, 2000. Each annual bonus in respect of subsequent fiscal years shall be paid when annual bonuses are paid generally to the Company's other senior executive officers but in no event later than the ninetieth day of the next fiscal year. The annual bonus for 1999 and the Sign-On Bonus shall be subject to reduction (and repayment by the Executive to the extent already received by the Executive) by the lesser of (x) the amount of any bonuses, deal fees and employee savings plan payments that the Executive receives in respect of his employment with Cortec Group Inc. and (y) $300,000.

                  3.3 Business Expenses. The Company shall pay for or reimburse the Executive for all reasonable first-class travel and other expenses actually incurred by or paid by the Executive during the Term in the performance of the Executive's services under this Agreement, including the cost and expense associated with the use (including related personal use) of a cellular telephone, upon presentation of expense statements or vouchers or such other supporting information as the Company customarily may require of its officers.

                  3.4 Vacation. During the Term, the Executive shall be entitled to a vacation period or periods of four (4) weeks per year taken in accordance with the vacation policy of the Company during each year of the Term. Vacation time not used by the end of a calendar year shall be forfeited.

                  3.5 Fringe Benefits. During the Term, the Executive shall be entitled to all benefits for which the Executive shall be eligible under any qualified pension plan, 401(k) plan, group insurance or other so-called "fringe" benefit plan which the Company provides to its executive employees generally, together with executive medical benefits for the Executive, as from time to time in effect for executive employees of the Company generally.

                  3.6 Additional Benefits. During the Term, the Executive shall be entitled to such other benefits as are specified in Schedule I to this Agreement.


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           4.     Termination.

                  4.1 Death. If the Executive shall die during the Term, the Term shall terminate immediately.

                  4.2 Disability. If during the Term the Executive shall become physically or mentally disabled, whether totally or partially, such that the Executive is unable to perform the Executive's principal services hereunder for (i) a period of six consecutive months or (ii) for shorter periods aggregating six months during any twelve month period, the Company may at any time after the last day of the six consecutive months of disability or the day on which the shorter periods of disability shall have equaled an aggregate of six months, by written notice to the Executive (but before the Executive has recovered from such disability), terminate the Term.

                  4.3 Cause. The Term may be terminated by the Company upon notice to the Executive upon the occurrence of any event constituting "Cause" as defined herein. As used herein, the term "Cause" means: (i) the Executive's willful and intentional failure or refusal to perform or observe any of his material duties, responsibilities or obligations set forth in this Agreement; provided, however, that the Company shall not be deemed to have Cause pursuant to this clause (i) unless the Company gives the Executive written notice that the specified conduct has occurred and making specific reference to this Section 4.3(i), the Executive is given an opportunity to appear before the Board of Directors to discuss the conduct alleged to constitute Cause and the Executive fails to cure the conduct within thirty (30) days after receipt of such notice;
(ii) breach by the Executive of any of his obligations under Section 5 hereof;
(iii) any willful and intentional acts of the Executive involving fraud, theft, misappropriation of funds, embezzlement or material dishonesty affecting the Company or willful misconduct by the Executive which has, or could reasonably be expected to have, a material adverse effect on the Company; or (iv) the Executive's conviction of, or plea of guilty or nolo contendre to, an offense which is a felony in the jurisdiction involved.

                  4.4 Permitted Termination by the Executive. (a) The Term may be terminated by the Executive upon notice to the Company of any event constituting "Good Reason" as defined herein. As used herein, the term "Good Reason" means the occurrence of any of the following, without the prior written consent of the Executive: (i) assignment of the Executive to duties materially inconsistent with the Executive's positions as described in Section 1.1 hereof, or any significant diminution in the Executive's duties or responsibilities, other than in connection with the termination of the Executive's employment for Cause or disability or by the Executive other than for Good Reason; (ii) breach by the Company of its obligations under Section 1.3 hereof or any other material breach of this Agreement by the Company which is continuing;(iii) a change in the location of the Executive's principal place of employment to a location other than as specified in Section 1.4 hereof; or (iv) the occurrence of a Third Party Change in Control (as defined in Section 4.5(d)), provided, however, that the Executive shall not be deemed to have Good Reason pursuant to clauses (i) and (ii) above

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unless the Executive gives the Company written notice that the specified conduct or event has occurred and the Company fails to cure such conduct or event within thirty (30) days of receipt of such notice.

                  (b) The Term may be terminated by the Executive at any time by giving the Company a notice of termination specifying a termination date no less than sixty (60) days after the date the notice is given.

                  4.5   Severance. (a) If the Term is terminated pursuant to
Section 4.1, 4.2 or 4.3 hereof, or by the Executive other than pursuant to
Section 4.4(a), the Executive shall be entitled to receive his Base Salary, bonus and any additional benefits provided hereunder at the rates provided in Sections 3.1, 3.5 and 3.6 hereof to the date on which such termination shall take effect. If the Term is terminated by the Executive pursuant to Section 4.4(b), the Executive shall also be entitled to receive a pro rata portion (based on time) of the annual bonus for the year in which the termination date occurs (a "Pro Rata Bonus"). The pro rata bonus to which the Executive is entitled, if any, for each year other than 1999 shall be determined by reference to the attainment of the performance goals referred to in Section 3.2 as of the end of the fiscal year in which termination of employment occurs and shall be paid when bonuses in respect of that year are generally paid to the Company's other executives but in no event later than the ninetieth day of the next fiscal year. If the Term is terminated prior to the first anniversary of the Effective Date pursuant to Section 4.3 or by the Executive other than pursuant to Section 4.4(a), the Executive shall promptly repay to the Company any portion of the Sign-On Bonus and the amount by which the annual bonus received by him in respect of 1999 exceeds $190,000.

                  (b) Except as provided in Section 4.5(c), if the Term is terminated by the Executive pursuant to clauses (i), (ii) or (iii) of Section 4.4(a) or by the Company other than pursuant to Section 4.1, 4.2 or 4.3, or if the Term expires on the Scheduled Expiration Date as a result of the Company giving a Notice of Nonrenewal, and, in such event, such termination occurs prior to, and other than in contemplation of, the occurrence of a Third Party Change in Control (as defined in Section 4.5(d)), the Company shall continue thereafter to provide the Executive (i) payments of Base Salary in the manner and amounts specified in Section 3.1 until the later of the third anniversary of the Effective Date or the second anniversary of the date of termination (the "Severance Period"), (ii) any unpaid portion of the Sign-On Bonus plus if termination occurs at any time after a bonus has been awarded under Section 3.2 and prior to the time that the bonus has been paid, the amount of that bonus,
(iii) if termination occurs prior to the time that the bonus for 1999 is paid, a bonus in the amount of $390,000 and if termination occurs after 1999, a bonus equal to the average of (x) the annual bonus for the year in which termination occurs determined by reference to the attainment of the performance goals referred to in Section 3.2 as of the end of that fiscal year and (y) the annual bonus in respect of the fiscal year immediately preceding the year in which termination occurs, (iv) an annual bonus for each subsequent fiscal year (or pro rata bonus, based on time, for any portion of a fiscal year) during the Severance Period but after the fiscal year in which termination occurs at

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the same annual rate as the annual bonus paid pursuant to clause (iii) of this
Section 4.5(b), (v) fringe benefits in the manner and amounts specified in
Section 3.5 until the earlier of (x) the period ending on the date the Executive begins work as an employee or consultant for any other entity or (y) the end of the Severance Period. In addition, all unvested equity arrangements provided to the Executive hereunder or under any employee benefit plan of the Company shall continue to vest until the end of the Severance Period unless vesting is accelerated upon the occurrence of the Third Party Change in Control as described in Schedule I and shall remain exercisable for ninety days after the end of the Severance Period. All annual bonus amounts payable pursuant to this
Section 4.5(b), shall be payable in cash within 90 days after each fiscal year end occurring during the Severance Period and 90 days after the expiration of the Severance Period. The Executive shall have no duty or obligation to mitigate the amounts or benefits required to be provided pursuant to this Section 4.5(b), nor shall any such amounts or benefits be reduced or offset by any other amounts to which Executive may become entitled; provided, that if the Executive becomes employed by a new employer or self-employed prior to the end of the Severance Period, up to one-half of the Base Salary and bonuses payable to the Executive pursuant to this Section 4.5(b) shall be reduced by an amount equal to the amount earned from such employment with respect to that period (and the Executive shall be required to return to the Company, without interest, any amount by which such payments pursuant to Section this 4.5(b) exceed the Base Salary and bonuses to which the Executive is entitled after giving effect to that reduction) and, if the Executive becomes eligible to receive medical or other welfare benefits under another employer provided plan, the corresponding medical and other welfare benefits provided under this Section 4.5(b) shall be terminated. As a condition to the Executive receiving the payments under Section 4.5(b), the Executive agrees to permit verification of his employment records and Federal income tax returns by an independent attorney or accountant, selected by the Company but reasonably acceptable to the Executive, who agrees to preserve the confidentiality of the information disclosed by the Executive except to the extent required to permit the Company to verify the amount received by Executive from other active employment.

                  (c)   If the Term is terminated by the Executive pursuant to
Section 4.4(a), or by the Company other than pursuant to Section 4.1, 4.2 or 4.3, or if the Term expires on the Scheduled Expiration Date as a result of the Company giving a Notice of Nonrenewal and, in any such event, such termination occurs upon or following the occurrence of a Third Party Change in Control or in contemplation of a Third Party Change in Control, the Company shall thereafter provide the Executive (i) an amount equal to two (2) times the sum of (x) the then current Base Salary and (y) the average of the two most recent annual bonuses paid (treating any annual bonus which is not paid as a result of the Executive's failure to attain the Bonus Performance Goals as having been paid in an amount equal to zero) to the Executive during the Term (or if only one annual bonus has been paid, the amount of that annual bonus, and if that termination occurs prior to the time at which the bonus for 1999 is paid,$390,000), to be paid in a lump sum within 30 days after the date of termination, and (ii) fringe benefits in the manner and amounts specified in Section 3.5 until the later of the third anniversary of the Effective Date or the second anniversary of the date of termination or, with respect to medical

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and other welfare benefits, when the Executive becomes eligible to receive medical or other welfare benefits under another employer provided plan if sooner than the later of the third anniversary of the Effective Date or the second anniversary of the date of termination. In addition, all equity arrangements provided to the Executive hereunder or under any employee benefit plan of the Company shall vest immediately on the date of termination unless vesting is accelerated to an earlier date upon the occurrence of the Third Party Change in Control as described in Schedule I.

                  (d) For purposes of this Agreement, a Third Party Change in Control shall be deemed to have occurred if (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than an Excluded Person or Excluded Group (as defined below) (hereinafter, a "Third Party"), is or becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange
Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities entitled to vote in the election of directors of the Company, (ii) the Company is a party to any merger, consolidation or similar transaction as a result of which either (x) the Company's common stock ceases to be listed on a national securities exchange or on NASDAQ or (y) the shareholders of the Company immediately prior to such transaction beneficially own securities of the surviving entity representing less than fifty percent (50%) of the combined voting power of the surviving entity's outstanding securities entitled to vote in the election of directors of the surviving entity, or (iii) all or substantially all of the assets of the Company are acquired by a Third Party. "Excluded Group" means a "group" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) that (i) includes one or more Excluded Persons; provided that the voting power of the voting stock of the Company "beneficially owned" (as such term is used in Rule 13d-3 promulgated under the Exchange Act) by such Excluded Persons (without attribution to such Excluded Persons of the ownership by other members of the "group") represents a majority of the voting power of the voting stock "beneficially owned" (as such term is used in Rule 13d-3 promulgated under the Exchange Act) by such group or (ii) exists solely by virtue of the fact that the members of such group are parties to the Stockholders' Agreement. "Excluded Person" means (i) while the Stockholders Agreement is in effect in substantially its current form, any person or entity who or which is a party to the Stockholders Agreement as of the Effective Date and any affiliate of such a party to the Stockholders Agreement who becomes a party to the Stockholders Agreement, and (ii) Isaac Perlmutter and Avi Arad or any of their affiliates.

                  (e)(i) If any payment or benefit (within the meaning of Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended (the "Code")), to the Executive or for the Executive's benefit paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise in connection with, or arising out of, the Executive's employment with the Company or a change in ownership or effective control of the Company or of a substantial portion of its assets (a "Parachute Payment" or "Parachute Payments"), would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the

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Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive will be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties, other than interest and penalties imposed by reason of the Executive's failure to file timely a tax return or pay taxes shown to be due on the Executive's return), including any Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Parachute Payments.

                  (ii) An initial determination as to whether a Gross-Up Payment is required pursuant to this Agreement and the amount of such Gross-Up Payment shall be made at the Company's expense by the Company's regular outside auditors (the "Accounting Firm"). The Accounting Firm shall provide its determination (the "Determination"), together with detailed supporting calculations and documentation to the Company and the Executive within ten days of the Termination Date if applicable, or promptly upon request by the Company or by the Executive (provided the Executive reasonably believes that any of the Parachute Payments may be subject to the Excise Tax) and if the Accounting Firm determines that no Excise Tax is payable by the Executive with respect to a Parachute Payment or Parachute Payments, it shall furnish the Executive with an opinion reasonably acceptable to the Executive that no Excise Tax will be imposed with respect to any such Parachute Payment or Parachute Payments. Within ten days of the delivery of the Determination to the Executive, the Executive shall have the right to dispute the Determination (the "Dispute"). The Gross-Up Payment, if any, as determined pursuant to this Section 4.5(e)(ii) shall be paid by the Company to the Executive within ten days of the receipt of the Accounting Firm's determination notwithstanding the existence of any Dispute. If there is no Dispute, the Determination shall be binding, final and conclusive upon the Company and the Executive subject to the application of Section 4.5(e)(iii) below. The Company and the Executive shall resolve any Dispute in accordance with the terms of this Agreement.

                  (iii) As a result of the uncertainty in the application of Sections 4999 and 280G of the Code, the parties acknowledge that it is possible that a Gross-Up Payment (or a portion thereof) will be paid which should not have been paid (an "Excess Payment") or a Gross-Up Payment (or a portion thereof) which should have been paid will not have been paid (an "Underpayment"). An Underpayment shall be deemed to have occurred (i) upon notice (formal or informal) to the Executive from any governmental taxing authority that the Executive's tax liability (whether in respect of the Executive's current taxable year or in respect of any prior taxable year) may be increased by reason of the imposition of the Excise Tax on a Parachute Payment or Parachute Payments with respect to which the Company has failed to make a sufficient Gross-Up Payment, (ii) upon a determination by a court, (iii) by reason of determination by the Company (which shall include the position taken by the Company, together with its consolidated group, on its federal income tax return) or (iv) upon the resolution of the Dispute to the Executive's satisfaction. If an Underpayment occurs, the Executive shall promptly notify the Company and the Company shall promptly, but in any

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event, at least five days prior to the date on which the applicable government taxing authority has requested payment, pay to the Executive an additional Gross-Up Payment equal to the amount of the Underpayment plus any interest and penalties (other than interest and penalties imposed by reason of the Executive's failure to file timely a tax return or pay taxes shown to be due on the Executive's return) imposed on the Underpayment. An Excess Payment shall be deemed to have occurred upon a "Final Determination" (as hereinafter defined) that the Excise Tax shall not be imposed upon a Parachute Payment or Parachute Payments (or portion thereof) with respect to which the Executive had previously received a Gross-Up Payment. A "Final Determination" shall be deemed to have occurred when the Executive has received from the applicable government taxing authority a refund of taxes or other reduction in the Executive's tax liability by reason of the Excise Payment and upon either (x) the date a determination is made by, or an agreement is entered into with, the applicable governmental taxing authority which finally and conclusively binds the Executive and such taxing authority, or in the event that a claim is brought before a court of competent jurisdiction, the date upon which a final determination has been made by such court and either all appeals have been taken and finally resolved or the time for all appeals has expired or (y) the statute of limitations with respect to the Executive's applicable tax return has expired. If an Excess Payment is determined to have been made, the amount of the Excess Payment shall be treated as a loan by the Company to the Executive and the Executive shall pay to the Company on demand (but not less than 10 days after the determination of such Excess Payment and written notice has been delivered to the Executive) the amount of the Excess Payment plus interest at an annual rate equal to the Applicable Federal Rate provided for in Section 1274(d) of the Code from the date the Gross- Up Payment (to which the Excess Payment relates) was paid to the Executive until the date of repayment to the Company.

                  (iv) Notwithstanding anything contained in this Agreement to the contrary, in the event that, according to the Determination, an Excise Tax will be imposed on any Parachute Payment or Parachute Payments, the Company shall pay to the applicable government taxing authorities as Excise Tax withholding, the amount of the Excise Tax that the Company has actually withheld from the Parachute Payment or Parachute Payments or the Gross Up Payment.

           5.     Protection of Confidential Information; Non-Competition

                  5.1 In view of the fact that the Executive's work for the Company will bring the Executive into close contact with many confidential affairs of the Company not readily available to the public, as well as plans for future developments by the Company, the Executive agrees:

                  5.1.1 To keep and retain in the strictest confidence all confidential matters of the Company, including, without limitation, "know how", trade secrets, customer lists, pricing policies, operational methods, technical processes, formulae, inventions and research projects, and other business affairs of the Company ("Confidential Information"),

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learned by the Executive heretofore or hereafter, and not to use or disclose them to anyone outside of the Company, either during or after the Executive's employment with the Company, except in the course of performing the Executive's duties hereunder or with the Company's express written consent; provided, however, that the restrictions of this Section 5.1.1 shall not apply to that part of the Confidential Information that the Executive demonstrates is or becomes generally available to the public other than as a result of a disclosure by the Executive or is available, or becomes available, to the Executive on a non-confidential basis, but only if the source of such information is not prohibited from transmitting the information to the Executive by a contractual, legal, fiduciary, or other obligation; and

                  5.1.2 To deliver promptly to the Company on termination of the Executive's employment by the Company, or at any time the Company may so request, all memoranda, notes, records, reports, manuals, drawings, blueprints and other documents (and all copies thereof) relating to the Company's business and all property associated therewith, which the Executive may then possess or have under the Executive's control.

                  5.2 For a period of one (1) year after he ceases to be employed by the Company under this Agreement or otherwise, if such cessation arises pursuant to Section 4.3, or as a result of termination by the Executive which is not pursuant to Section 4.4 or is otherwise in breach of this Agreement, the Executive shall not, directly or indirectly, enter the employ of, or render any services to, any person, firm or corporation engaged in any business competitive with the business of the Company or of any of its subsidiaries or affiliates; the Executive shall not engage in such business on the Executive's own account; and the Executive shall not become interested in any such business, directly or indirectly, as an individual, partner, shareholder, director, officer, principal, agent, employee, trustee, consultant, or in any other relationship or capacity; provided, however, that nothing contained in this Section 5.2 shall be deemed to prohibit the Executive from acquiring, solely as an investment, up to five percent (5%) of the outstanding shares of capital stock of any public corporation or during such one (1) year period, taking a position with a business the main business of which is the sale of retail products to customers.

                  5.3 If the Executive commits a breach, or threatens to commit a breach, of any of the provisions of Sections 5.1 or 5.2 hereof, the Company shall have the following rights and remedies:

                  5.3.1 The right and remedy to have the provisions of this Agreement specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company; and

                  5.3.2 The right and remedy to require the Executive to account for and pay over to the Company all compensation, profits, monies, accruals, increments or other benefits (collectively "Benefits") derived or received by the Executive as the result of any

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transactions constituting a breach of any of the provisions of Section 5.2 hereof, and the Executive hereby agrees to account for and pay over such Benefits to the Company. Each of the rights and remedies enumerated above shall be independent of the other, and shall be severally enforceable, and all of such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity.

                  5.4   If any of the covenants contained in Sections 5.1 or
5.2 hereof, or any part thereof, hereafter are construed to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants, which shall be given full effect, without regard to the invalid portions.

                  5.5   If any of the covenants contained in Sections 5.1 or
5.2 hereof, or any part thereof, are held to be unenforceable because of the duration of such provision or the area covered thereby, the parties hereto agree that the court making such determination shall have the power to reduce the duration and/or area of such provision and, in its reduced form, said provision shall then be enforceable.

                  5.6 The parties hereto intend to and hereby confer jurisdiction to enforce the covenants contained in Sections 5.1 and 5.2 hereof upon the courts of any state within the geographical scope of such covenants. In the event that the courts of any one or more of such states shall hold such covenants wholly unenforceable by reason of the breadth of such covenants or otherwise, it is the intention of the parties hereto that such determination not bar or in any way affect the Company's right to the relief provided above in the courts of any other states within the geographical scope of such covenants as to breaches of such covenants in such other respective jurisdictions, the above covenants as they relate to each state being for this purpose severable into diverse and independent covenants.

                  5.7 In the event that any action, suit or other proceeding in law or in equity is brought to enforce the covenants contained in Sections
5.1 and 5.2 hereof or to obtain money damages for the breach thereof, and such action results in the award of a judgment for money damages or in the granting of any injunction in favor of the Company, all expenses (including reasonable attorneys' fees) of the Company in such action, suit or other proceeding shall (on demand of the Company) be paid by the Executive. In the event the Company fails to obtain a judgment for money damages or an injunction in favor of the Company, all expenses (including reasonable attorneys' fees) of the Executive in such action, suit or other proceeding shall (on demand of the Executive) be paid by the Company.

           6.     Inventions and Patents.

                  The Executive agrees that all processes, technologies and inventions, including new contributions, improvements, ideas and discoveries, whether patentable or not, conceived, developed, invented or made by him during his employment by the Company or for one year thereafter (collectively, "Inventions") shall belong to the Company, provided that such

855858.6
                                      -11-

Inventions grew out of the Executive's work with the Company or any of its subsidiaries or affiliates, are related to the business (commercial or experimental) of the Company or any of its subsidiaries or affiliates or are conceived or made on the Company's time or with the use of the Company's facilities or materials. The Executive shall promptly disclose such Inventions to the Company and shall, subject to reimbursement by the Company for all reasonable expenses incurred by the Executive in connection therewith, (a) assign to the Company, without additional compensation, all patent and other rights to such Inventions for the United States and foreign countries; (b) sign all papers necessary to carry out the foregoing; and (c) give testimony in support of the Executive's inventorship.

           7.     Intellectual Property.

                  The Company shall be the sole owner of all the products and proceeds of the Executive's services hereunder, including, but not limited to, all materials, ideas, concepts, formats, suggestions, developments, arrangements, packages, programs and other intellectual properties that the Executive may acquire, obtain, develop or create in connection with and during his employment, free and clear of any claims by the Executive (or anyone claiming under the Executive) of any kind or character whatsoever (other than the Executive's right to receive payments hereunder). The Executive shall, at the request of the Company, execute such assignments, certificates or other instruments as the Company may from time to time deem necessary or desirable to evidence, establish, maintain, perfect, protect, enforce or defend its right, title or interest in or to any such properties.

           8.     Indemnification.

                  To the fullest extent permitted by applicable law, Executive shall be indemnified and held harmless for any action or failure to act in his capacity as an officer or employee of the Company or any of its affiliates or subsidiaries. In furtherance of the foregoing and not by way of limitation, if Executive is a party or is threatened to be made a party to any suit because he is an officer or employee of the Company or such affiliate or subsidiary, he shall be indemnified against expenses, including reasonable attorney's fees, judgments, fines and amounts paid in settlement if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the Company, and with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. Indemnification under this Section 8 shall be in addition to any other indemnification by the Company of its officers and directors. Expenses incurred by Executive in defending an action, suit or proceeding for which he claims the right to be indemnified pursuant to this Section 8 shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of Executive to repay such amount in the event that it shall ultimately be determined that he is not entitled to indemnification by the Company. Such undertaking shall be accepted without reference to the financial ability of Executive to make repayment. The provisions of this Section 8 shall apply as well to the

855858.6
                                      -12-

Executive's actions and omissions as a trustee of any employee benefit plan of the Company, its affiliates or subsidiaries.

           9.     Arbitration; Legal Fees

                  Except with respect to injunctive relief under Section 5 of this Agreement, any dispute or controversy arising out of or relating to this Agreement shall be resolved exclusively by arbitration in New York City in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. Judgment on the award may be entered in any court having jurisdiction thereof. The Company shall reimburse the Executive's reasonable costs and expenses incurred in connection with any arbitration proceeding pursuant to this Section 9 if the Executive is the substantially prevailing party in that proceeding.

           10.    Notices.

                  All notices, requests, consents and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, sent by overnight courier or mailed first class, postage prepaid, by registered or certified mail (notices mailed shall be deemed to have been given on the date mailed), as follows (or to such other address as either party shall designate by notice in writing to the other in accordance herewith):

                     If to the Company, to:

                          Marvel Enterprises, Inc.
                          387 Park Avenue South
                          New York, New York 10016
                          Attention: General Counsel

                     If to the Executive, to:

                          F. Peter Cuneo
                          27 Old Hattertown Road
                          Redding, Connecticut 06896

           11.    General.

                  11.1 This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely in New York, without regard to the conflict of law principles of such state.

                  11.2 The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

855858.6
                                      -13-

                  11.3 This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter hereof and supersedes all prior agreements, arrangements and understandings, written or oral, relating to the subject matter hereof. No representation, promise or inducement has been made by either party that is not embodied in this Agreement, and neither party shall be bound by or liable for any alleged representation, promise or inducement not so set forth. This Agreement expressly supersedes all agreements and understandings between the parties regarding the subject matter hereof and any such agreement is terminated as of the date first above written.

                  11.4 This Agreement, and the Executive's rights and obligations hereunder, may not be assigned by the Executive. The Company may assign its rights, together with its obligations, hereunder (i) to any affiliate or (ii) to third parties in connection with any sale, transfer or other disposition of all or substantially all of its business or assets; in any event the obligations of the Company hereunder shall be binding on its successors or assigns, whether by merger, consolidation or acquisition of all or substantially all of its business or assets.

                  11.5 This Agreement may be amended, modified, superseded, canceled, renewed or extended and the terms or covenants hereof may be waived, only by a written instrument executed by both of the parties hereto, or in the case of a waiver, by the party waiving compliance. The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by either party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

                  11.6 This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

           12.    Subsidiaries and Affiliates.

                  As used herein, the term "subsidiary" shall mean any corporation or other business entity controlled directly or indirectly by the Company or other business entity in question, and the term "affiliate" shall mean and include any corporation or other business entity directly or indirectly controlling, controlled by or under common control with the Company or other business entity in question.



855858.6
                                      -14-

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                     COMPANY:

                                     MARVEL ENTERPRISES, INC.



                                     By: /s/ MORTON HANDEL
                                         --------------------------------------
                                         Morton Handel
                                         Chairman of the Board


                                     EXECUTIVE:


                                         /s/ F. PETER CUNEO
                                         --------------------------------------
                                         F. Peter Cuneo

855858.6
                                      -15-

                                   SCHEDULE I

Additional Benefits:
--------------------

                     1. Automobile Allowance. The Executive shall be eligible for an automobile allowance in the amount of $1,500 per month in accordance with the Company's policy.

                     2. Stock Option Plan. The Executive will be granted, as of the Effective Date, 750,000 options to purchase shares (the "Shares") of the common stock, par value $.01 per share, of the Company pursuant to the terms of the Marvel Enterprises, Inc. Stock Option Plan (the "Stock Option Plan")and related Stock Option Agreement subject to the terms and conditions approved by the committee of the Board of Directors of the Company which administers the Stock Option Plan. The options shall be scheduled to vest as to one-quarter of the Shares on the Effective Date and on each of the first, second and third anniversaries of the Effective Date, shall vest as to all of the Shares upon a Third Party Change in Control and shall be subject to all other terms and conditions of the Stock Option Plan and the related Stock Option Agreement between the Company and the Executive. The Executive's participation in the Stock Option Plan shall not be, or be deemed to be, a fringe benefit or additional benefit for purposes of Section 4.5(b)(iv) of this Agreement, and the Executive's stock option rights shall be governed strictly in accordance with the Stock Option Plan and the related Stock Option Agreement. In the event of any conflict between this Agreement and the Stock Option Plan and the related Stock Option Agreement, or any ambiguity in any such agreements, the Stock Option Plan and the related Stock Option Agreement shall control.

                     3. Relocation Expenses. The Company shall provide the Executive with a suitable one-bedroom apartment in Manhattan until the earlier of the first anniversary of the Effective Date or the date the Executive relocates his primary residence to a location in the New York City metropolitan area. The Executive shall be reimbursed for real estate brokerage commissions of up to five percent (5%) of the sale price of his current primary residence and shall receive a $25,000 relocation allowance if the Executive relocates his primary residence to a location in the New York City metropolitan area during the Term. Reimbursement of real estate brokerage commissions shall be paid promptly upon submission of documentation reasonably requested by the Company and shall be "grossed-up" for any tax liability incurred by the Executive on that reimbursement (or on the gross-up itself). Payment of the relocation allowance shall be made promptly after the Executive's relocation.

                     4. Reimbursement of Legal Fees. The Executive shall be reimbursed for his reasonable legal fees and expenses incurred in connection with the review and negotiation of this Agreement.

855858.6